Exhibit 10.1



                         PURCHASE AND LICENSE AGREEMENT

THIS PURCHASE AND LICENSE AGREEMENT ("Agreement") is entered into and effective as of October 19, 2000, by and between PILOT TECHNOLOGIES, INC., a Minnesota corporation, having its principal place of business at 11012 Jackson Drive, Eden Prairie, MN 55347 ("Pilot"); WILLIAM A. PEDERSON, a shareholder of Pilot ("WAP"); and PHOTO CONTROL CORPORATION, a Minnesota corporation, having its principal place of business at 4800 Quebec Ave. North, Minneapolis, MN 55428 ("PCC").

WITNESSETH:

WHEREAS, Pilot owns the intellectual property rights for certain passive docking stations, and the technology related thereto, for use with certain Apple Computer, Inc. ("Apple") MacIntosh platform computers, marketed under the trademark and tradename "BookEndz(R)"; and

WHEREAS, PCC desires to purchase the technology related to Pilot's BookEndz products (including all rights, title and interests in U.S. Patent Reg. No. 5,186,646 and U.S. Trademark Reg. No. 1,798,548 to enable PCC to develop and market passive docking stations for use with MacIntosh and Wintel platform computers; and

WHEREAS, Pilot is willing to sell such technology to PCC in accordance with the terms of this Agreement; and

WHEREAS, PCC desires to purchase from Pilot, and Pilot desires to sell to PCC, certain of Pilot's tooling, inventory and equipment more specifically described herein, in accordance with the terms of this Agreement; and

WHEREAS, WAP is the President and CEO of Pilot, and the inventor and designer of the BookEndz(R) products.

NOW, THEREFORE, for and in consideration of the promises, covenants, agreements and payments set forth herein, the sufficiency of which is hereby acknowledged, Pilot and PCC agree as follows:

ARTICLE 1: DEFINITIONS

1.1 Wherever used in this Agreement the following words and terms shall have the respective meanings ascribed to them:

         (A) "BookEndz" means Pilot's passive docking stations for notebook computers.

         (B) "Derivative Works" means (i) for copyrightable or copyrighted material, any translation, modification, improvement, abridgment, revision or other form in which the Proprietary Technology and/or the BookEndz, or any portion thereof, may be recast, transformed or adapted; (ii) for patentable or patented material relating to the Proprietary Technology and/or the BookEndz, or any portion thereof, any improvement thereon or modification thereto; (iii) for material relating to the Proprietary Technology and/or the BookEndz, or any portion thereof, which is protected by trade secret, any new material derived from


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                  such existing trade secret material, including new material which may be protected by copyright, patent and/or trade secret.

         (C) "Documentation" collectively means any and all written materials relating to the BookEndz products, including, but not limited to, all manufacturing, engineering, design or other technical data, net lists, bill of materials, schematics, product manuals, vendors list, customer lists and advertising and marketing material relating to the BookEndz products.

         (D) "Unit sales" means the total number of units derived from the sales of the BookEndz, Derivative Works thereof, and PCC BookEndz Products.

         (E)      "Inventory" means the inventory listed in Exhibit "B".

         (F) "PCC BookEndz Products" means the BookEndz, and Derivatives Works thereof, sold by or for PCC pursuant to this Agreement.

         (G) "Patent" means U.S. Patent Reg. No. 5,186,646, covering a Connector Device for Computers.

         (H) "Product Designs" means the Pilot-proprietary designs and schematics for various BookEndz models.

         (I) "Proprietary Technology" means the Patent, Trademark, Documentation, Derivative Works and Product Designs and other technology, methods, processes or know-how of Pilot used in the manufacture and sale of BookEndz.

         (J) "Purchased Assets" means the Patent, Trademark, Product Designs, Documentation, Tooling, Inventory, Proprietary Technology, equipment, supplies and other miscellaneous personal property including that set forth on Exhibit "A" as used in the manufacture and sale of BookEndz. "Purchased Assets" specifically exclude Pilot's tradenames; "Pilot Technologies, Inc.", "Pilot-Tech", and Pilot's web site "www.pilot-tech.com", any portions of Pilot's business not related to BookEndz, all accounts receiveable, and other Pilot assets.

         (K)      "Tooling" means the tooling listed in Exhibit "B".

         (L) "Trademark" means Pilot's registered trademark and tradename "BookEndz(R)", U.S. Trademark Reg. No. 1,798,548.

         (M) "Transfer Date" means October 26, 2000, or such earlier date as the parties may mutually agree upon.

ARTICLE 2: SALE OF PURCHASED ASSETS

2.1 Asset Purchase. Pilot agrees to sell, transfer and convey to PCC, and PCC agrees to buy and accept such transfer and conveyance from Pilot, any and all of Pilot's rights, title and interest in the Purchased


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Assets, free and clear of all liens, claims, encumbrances, pledges, restrictions, equities and charges. PCC's obligation to purchase the Patent, Trademark and Proprietary Technology, shall be subject to the satisfaction of the conditions set forth below.

2.2 Purchase Price. PCC agrees to pay to Pilot as the purchase price: (i) the amount of One Hundred and Five Thousand Dollars ($105,000.00) for the Inventory, Tooling, and Training (this is an estimated amount to be adjusted by mutual agreement based on actual inventory on the Transfer Date), and (iii) the remainder of the One Million Seven Hundred and Sixty Thousand Dollars ($1,760,000.00) for the Patent, Trademark and Proprietary Technology. The total One Million Seven Hundred and Sixty Thousand Dollars ($1,760,000.00) purchase price shall be payable to Pilot as follows:

         (A) On the date of Closing, PCC shall pay to Pilot the non-refundable amount of $1,000,000.00 by cashier's check. This non-refundable payment includes payments of One Hundred and Five Thousand Dollars ($105,000.00) for Inventory, Tooling, Training and a down payment of Eight Hundred, Ninety-five Thousand Dollars ($895,000.00) for the Patent, Trademark, and Proprietary Technology license fees (note both of the foregoing amounts may change based on actual inventory on the Transfer Date).

         (B) Terms and conditions for payment of the balance of Seven Hundred and Sixty Thousand Dollars ($760,000.00) for Patent, Trademark, and Proprietary Technology licensing fees:

                           Payment terms: Beginning upon the Transfer Date, PCC will make payments of Forty Dollars ($40.00) per BookEndz unit sold in the previous 30 days not later than the 15th of the following month, up to a maximum payment total of Seven Hundred and Sixty Thousand Dollars ($760,000.00). PCC, at it's option, may pay all or any portion of the remaining balance in one lump sum at any time prior to the completion of the payment of the balance without penalty. Pilot will transfer ownership of the Patent and Trademark to PCC upon receiving the final payment of the balance of Seven Hundred and Sixty Thousand Dollars ($760,000.00).


2.3 Possession. On the Transfer Date, Pilot shall ship to PCC at the notice address set forth below the (i) Inventory, (ii) Tooling (in the possession of Pilot), (iii) Product Designs, and (iii) Documentation. The parties intend that Pilot only transfer possession of the Tooling, Product Designs and Documentation to PCC under this Article 2.3, and that title to such Purchased Assets be transferred in accordance with Article 2.4 below. The parties acknowledge that Encor Technology, Kell Container Corp., Inc., Adhan Industries, and Saturn Electronics (collectively the "Manufacturers" and individually a "Manufacturer"), are currently in possession of certain items of the Tooling, including the current product molds. On the Transfer Date, Pilot shall notify the Manufacturers that Pilot has transferred certain rights and interests in the Tooling to PCC pursuant to the terms of this Agreement, and that each Manufacturer may schedule product runs at the request and for the account of PCC. Pilot agrees to assist PCC to establish manufacturing relationships with each of the Manufacturers.

2.4 Title. Title to the Purchased Assets shall be transferred to PCC as follows:

         (A) Title to the Inventory and Tooling shall be transferred to PCC on the Transfer Date by a Bill of Sale executed by Pilot as Exhibit "C" attached hereto.


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         (B)      Title to the Patent and Trademark shall be transferred to PCC by separate assignments similar in form to Exhibits "E & F" when the total amount paid by PCC to Pilot reaches One Million Seven Hundred and Sixty Thousand Dollars ($1,760,000.00). The assignments shall be executed by Pilot on the date Pilot receives the final payment, and will be delivered to PCC within one business day.

         (C) Title to the remainder of the Purchased Assets (including Proprietary Technology, Derivative Works, Product Designs and Documentation) shall automatically transfer to PCC when the total amount paid by PCC to Pilot reaches One Million Seven Hundred and Sixty Thousand Dollars ($1,760,000.00).

2.5 Taxes. All applicable sales, recording, documentary, transfer, or other taxes and fees, if any, incurred by Pilot will be paid by Pilot. All applicable sales, recording, documentary, transfer, or other taxes and fees, if any, incurred by PCC will be paid by PCC.

2.6 Closing. The Closing of this Agreement shall be held on October 19, 2000. The parties agree to close this transaction by the exchange of documents in person, via facsimile, mail or other means, or as otherwise agreed by the parties. The parties agree to execute all documents and perform such acts as may be required to consummate the transactions contemplated by this Agreement, and as may be reasonably required by either party or their counsel.

2.7 Restrictive Covenant.

         (A) The parties acknowledge and agree that (i) PCC is purchasing the complete BookEndz product line from Pilot under the terms of this Agreement; (ii) PCC markets its products, and intends to market the PCC BookEndz products, on a worldwide basis;
                  (iii) it is the intent of the parties that neither Pilot, nor its employees or shareholders, compete with PCC in the manufacture, marketing or sale of the BookEndz products, or similar products or Derivative Works, for the duration specified in this Agreement; and (iv) the restrictive covenant given herein is substantial consideration inducing PCC to enter into this Agreement.

         (B) Pilot and WAP agree that they shall not, without the written consent of PCC, directly or indirectly, engage in the invention, design, engineering or manufacture of docking stations for notebook computers, whether MacIntosh or Wintel platform, with anyone other than PCC, or advise (as employee, stockholder or otherwise) consult with, or assist other persons or businesses relating to the invention, design, engineering or manufacture of docking stations for notebook computers, whether MacIntosh or Wintel platform, in competition with PCC. The foregoing non-competition covenant shall terminate in either of the following manners: (i) upon the termination of the License Term due to breach of this Agreement by PCC as specified in Articles 3.4(i) and 3.5; or
                  (ii) five years following PCC's full payment of the $1,760,000.00 Purchase Price.

         (C) Notwithstanding the foregoing, nothing shall prohibit Pilot nor WAP from engaging in the technology business for products other than docking stations for notebook computers.


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         (D)      The parties hereby acknowledge that the restrictions contained in this Article 2.7 are reasonable and necessary for the protection of PCC and necessary to enable PCC to establish itself in the worldwide marketplace

2.8 Pilot's Limited Warranty. The parties acknowledge that Pilot offers a 30-day money back guarantee and a one (1) year repair/replacement manufacturer's limited warranty to purchasers of Pilot's BookEndz products. As of the Transfer Date, PCC agrees to accept and assume all warranty obligations of Pilot as described in this Article 2.8.

         (A) BookEndz Returns. PCC assumes coverage of all warranty and non-warranty repair or replacement claims for the Product Family as of the Transfer Date.

         (B) Regarding MacWarehouse only, Pilot agrees to honor credits for units returned from MacWarehouse under the current MacWarehouse contract for 60 calendar days past the Transfer Date.

         (C) Pilot agrees to honor credits for units returned from end users under the current Pilot Technologies 30 day money back guarantee for 30 calendar days past the Transfer Date.

         (D) PCC agrees to purchase all units sold by Pilot and returned to PCC or Pilot by MacWarehouse and end users at a finished goods inventory cost of Sixty Three Dollars ($63.00) per unit upon notification those units are available.

ARTICLE 3: LICENSE OF PROPRIETARY TECHNOLOGY

3.1 Ownership of the Proprietary Technology. PCC acknowledges that, until PCC pays to Pilot the entire purchase price (including all license fees) as set forth in Article 2.2 above, Pilot retains all rights, title and interests in the Patent, Trademark and Proprietary Technology, subject to the restrictions, rights and licenses granted herein. Pilot acknowledges that, upon payment in full of the purchase price, all of Pilot's rights, title and interests in and to the Patent, Trademark, and Proprietary Technology shall automatically transfer to PCC hereunder. PCC shall then own and retain all rights to any Derivative Works.

3.2 Product License. Subject to all the terms and conditions set forth in this Agreement, Pilot hereby grants PCC a worldwide, exclusive, non-transferable, royalty-bearing, revocable (in accordance with the terms and conditions of this Agreement) license to design, make, manufacture, have manufactured, sell, offer to sell and use BookEndz under the Patent, Product Designs, Proprietary Technology and Derivative Works.

Until the title to the Patent transfers to PCC hereunder, any PCC BookEndz Product or Derivative Work thereof which utilizes the Patent must contain the following text or label, clearly visible to any user: "US Patent # 5,186,646. Produced by Photo Control Corporation under license from Pilot Technologies, Inc."

3.3 Documentation and Trademark License. Subject to all the terms and conditions set forth in this Agreement, Pilot hereby grants PCC a worldwide, exclusive, non-transferable, royalty-bearing, revocable (in accordance with the terms and conditions of this Agreement) license, during the term of this Agreement, to reproduce and use the Documentation and Trademark in conjunction with the manufacture, marketing and sale of the PCC BookEndz Products.


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Until the title to the Trademark transfers to PCC hereunder, any PCC documentation, advertising or public materials which uses the Trademark must contain the following text clearly visible to any user: "BookEndz(R) is a registered trademark of Pilot Technologies, Inc."

3.4 License Term. The licenses granted in this Article 3 shall be for duration of the Patent (10 years), unless terminated earlier as a result of (i) the breach of this Agreement by PCC as provided in Article 3.5 below ("License Term"), or (ii) the complete Purchase Price of One Million Seven Hundred and Sixty Thousand Dollars ($1,760,000.00) has been paid to Pilot.

3.5 License Termination. Pilot may terminate the Licenses granted in this
Article 3 in the event of a default or other failure by PCC to perform any obligation arising from this Agreement, including the obligation to pay license fees and make reports, but only if PCC shall not have remedied its default or failure to perform within thirty (30) calendar days after receipt from Pilot of written notice of such default.

Pilot may also terminate the Licenses granted in this Article 3 in the event the BookEndz docking station Form and Function criteria have or can be met, as determined at Pilot's reasonable discretion, and PCC, at its discretion, decides not to build and promote and sell the BookEndz with at least an equivalent amount of activity as was done with previous models. Such decision must be made within 30 calendar days of the date the Form and Function Criteria have been met as determined at Pilot's reasonable discretion. If PCC elects not to produce the new BookEndz model, PCC has first right of purchase to make a lump sum payment for the remaining balance of the License Fees (see Article 4) within the same 30 day period. The first right of purchase automatically ends at midnight on the 30th day. All licenses automatically terminate if PCC does not commit to produce the new model or pay the remaining license balance by the 30th day.

Pilot and PCC agree on the following Form and Function criteria: The PCC BookEndz dock must successfully mate with at least 4 individual and separate ports on a new model of notebook computer in a single motion. Ports may include (but are not limited to) any combination of 4 of the following: external power, audio in, audio out, USB, FireWire, ethernet (or alternative network), serial, parallel, keyboard, mouse, video out, video in, and modem. The parties agree that the Form and Function test will not be met if PCC's cost of a BookEndz unit is greater than 3.0% of the retail price of the notebook computer for which it is intended.

PCC may terminate the Licenses granted in this Article 3 at any time by providing Pilot thirty (30) calendar days' prior written notice of PCC's intent to terminate the Licenses.

3.6 Obligations upon License Termination. In the event of termination of the licenses as set forth in Article 3.5:

         (A) All rights and licenses granted to PCC hereunder shall revert immediately to Pilot, and, except as set forth in this Article 3.6(A), PCC agrees to discontinue the manufacturing, marketing and sales of the PCC BookEndz Products. Provided, however, for a period of ninty (90) days following the termination of this Agreement, PCC may continue to build and assemble the PCC BookEndz Products with any raw material inventory on hand, and


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                  may continue to distribute the PCC BookEndz Products until its inventory is depleted, provided that PCC continues to pay License Fees in accordance with Article 4.

         (B) Within thirty (30) days following the termination of the License pursuant to Article 3.5, PCC shall transfer any and all Tooling, Product Designs, and Documentation in its possession to Pilot, and PCC shall deliver a bill of sale to Pilot transferring title to the Tooling to Pilot. PCC shall coordinate the transfer of possession and title to the Tooling not within its possession with the Manufacturers. Said transfer shall be for no additional consideration.

         (C) Following termination, except as described in Article 3.6(A), PCC's obligation to pay Pilot License Fees, including Additional License Fees shall terminate.


3.7 Exclusivity. It is the intent of the parties that PCC is hereby granted exclusive licenses from Pilot to commercially exploit the BookEndz and Derivative Works thereof on a worldwide basis. Accordingly, Pilot agrees that during the License Term, it will not grant any license, either directly or indirectly, for rights to or use of the BookEndz or Proprietary Technology, to any third party in contravention of PCC's exclusivity. Pilot further agrees that neither it, nor any affiliate of Pilot, will directly or indirectly make, use or sell the BookEndz or any Derivative Work thereof in competition with PCC in contravention of the exclusive rights granted herein.

3.8 Third Party Manufacturers. The parties acknowledge that PCC may desire to have third parties manufacture all or parts of the PCC BookEndz Products. Accordingly, PCC shall maintain the right to employ third parties to manufacture the PCC BookEndz Products for and on behalf of PCC.

3.9 BookEndz Pricing. PCC shall have the right, in its sole discretion, to determine the sales price of the PCC BookEndz Products, the medium and frequency of advertisement of the PCC BookEndz Products and make other marketing decisions relating to the PCC BookEndz Products.

ARTICLE 4: LICENSE FEES AND REPORTS

4.1 License Fees. During the License Term, PCC shall pay to Pilot continuing license fees ("License Fees") as follows:

         (A) On or before the fifteenth (15th) day of each calendar month during the License Term, PCC shall pay to Pilot License Fees in the amount of Forty Dollars ($40.00) per unit sold in the previous month.

         (B) Following the expiration of the License Term, PCC's obligation to pay License Fees, including Additional License Fees, shall terminate, and PCC shall have no further liability to Pilot hereunder.

4.2 Reports. Within fifteen (15) days following the end of each month, PCC shall provide to Pilot a written report setting forth the number of PCC BookEndz Products sold during such calendar month. This report will set forth sales/returns information for the immediately preceding month, and will set forth a calculation of any License Fees due to Pilot. In the event any of the PCC BookEndz Products are


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returned for credit or refund by any purchaser, PCC may deduct the appropriate unit amount from the total number of units for purposes of calculating the License Fees to be paid to Pilot.

4.3 Payment Address. Unless otherwise designated by Pilot in writing, all license fees payments will be made in United States currency and will be made by check payable to Pilot at the notice address set forth below.

4.4 Right of Audit. PCC agrees to provide Pilot, or its duly appointed agent and/or certified public accountant, access, during normal business hours, to all information reasonably necessary to verify the sales of the PCC Products, upon seven (7) days' prior written notice by Pilot to PCC of a demand for such access, and allow Pilot to verify correct payment of license fees by PCC to Pilot based on information obtained during such access. If such audit reveals a shortfall payment by PCC of two percent (2%) or more, PCC shall bear the cost of such audit (in addition to the amount of such shortfall). In all other instances, Pilot shall bear all costs associated with any such audit.

ARTICLE 5: INITIAL TRAINING AND ONGOING CONSULTING RELATIONSHIP

5.1 Pilot and WAP herein agree to work with PCC after the date of closing, during normal business hours and without separte charge to PCC, to acquaint Buyer with the operation of the business related to BookEndz as further outlined in Exhibit C.

5.2 The parties acknowledge that Pilot has been developing passive docking stations for the Apple PowerBook utilizing Proprietary Technology, and that the Proprietary Technology and rights for such BookEndz stations have been transferred to PCC hereunder. Pilot agrees to provide sales, marketing, technical, and engineering consultation, specifically from WAP, to complete the design and development of the BookEndz or to assist in operations efforts for PCC. Such consulting services shall be performed as an independent contractor at a rate of $145.00 per hour (or Pilot's then current rate if more than 1 year from the date of closing), and if WAP is required to travel to provide such consultation, PCC shall reimburse Pilot for all reasonable travel, meals, lodging, and other reasonable out-of-pocket expenses actually incurred by WAP in the course of such consultation. Pilot shall submit weekly invoices to PCC for payment, containing the amount of time and written description of the services performed during such time. Said invoices shall be payable by PCC within ten
(10) days following PCC's receipt of the same. WAP shall coordinate his services with designated PCC staff members.

5.3 PCC shall provide to Pilot and WAP the following equipment: (i) one (1) noteook computer with required accessories and power supply for each new model to be designed by Pilot and WAP. Said equipment shall be returned to PCC upon the conclusion of the design phase for each new BookEndz model.

5.4 Title and ownership to the PCC BookEndz shall be vested in PCC.

ARTICLE 6: INDEMNIFICATION; PATENT MAINTENANCE AND LITIGATION

6.1 During the term of the License Agreement Pilot and WAP shall indemnify and hold PCC harmless from and against all claims, demands, liabilities, actions, litigations, losses, damages, costs and expenses (including reasonable attorneys' fees) arising out of or in any way related to claims asserted against PCC of infringement of adversely owned patents, copyrights or any other intellectual property rights by


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reason of PCC's manufacture, marketing or sale of the PCC BookEndz Products.
Pilot and WAP shall have no liability to PCC if any infringement or claim is based upon modifications to the Proprietary Technology by PCC if the unmodified Proprietary Technology would otherwise not infringe.

6.2 It is specifically agreed that neither party shall incur any liabilities to any third party by virtue of the acts or omissions of the other party, and if claims or liabilities are asserted due to such acts or omissions, the party committing such act or omission shall indemnify and hold the other party harmless, from and against all such claims, demands, liabilities, actions, litigations, losses, damages, costs and expenses (including reasonable attorneys' fees) provided such act or omission is committed without the signed written consent of the other party.

6.3 The parties recognize that (i) Pilot has designed the BookEndz; (ii) Pilot has manufactured, or has caused to have manufactured, the existing inventory of BookEndz products (Exhibit "B"), and (iii) PCC will manufacture, or cause to have manufactured by a third party, certain PCC BookEndz Products and Derivative Works of the BookEndz. It is intended that each party retain the product liability responsibilities commensurate with their respective performance hereunder. Accordingly, each party agrees to indemnify and hold harmless the other party from and against all such claims, demands, liabilities, actions, litigations, losses, damages, costs and expenses (including reasonable attorneys' fees) arising out of or related to the following:

         (A) PCC shall indemnify and hold Pilot harmless for claims relating to manufacturing defects for the PCC BookEndz Products manufactured by PCC, or for PCC BookEndz Products manufactured by a third party at PCC 's request;

         (B) Pilot shall indemnify and hold PCC harmless for claims relating to manufacturing defects for any BookEndz products or components manufactured by Pilot, or for Pilot by a third party at Pilot's request.

6.4 Pilot and/or WAP shall vigorously pursue and defend its Patent and Trademark from all infringing activities by third parties, at its own expense and shall retain amounts recovered. PCC will join in such legal actions and take such other necessary steps as reasonably requested by Pilot for Pilot to enforce proprietary rights in the Patent or Trademark. In the event Pilot does not pursue enforcement of its rights, PCC shall have the right to prosecute third party infringement of the Patent and Trademark, at its own expense and shall retain amounts recovered. Pilot will join in such legal actions and take such other necessary steps as reasonably requested by PCC for PCC to enforce proprietary rights in the Patent or Trademark.

6.5 Pilot shall, at its own expense, diligently maintain the Patent and Trademark including payment of maintenance fees. In the event that Pilot abandons its maintenance duty, Pilot shall timely notify PCC of such, and grant such rights and cooperation to PCC as necessary for PCC to assume the maintenance of the Patents. PCC shall deduct all reasonable costs and expenses of such patent prosecution and maintenance from any amounts owed by PCC to Pilot or WAP under this Agreement.

6.6 Pilot will transfer to PCC certain information regarding customer identification and credit card numbers. PCC shall indemnify and hold Pilot harmless from and against all claims, demands, liabilities, actions, litigations, losses, damages, costs and expenses (including reasonable attorneys' fees) arising out


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of or in any way related to claims asserted against Pilot for improper disclosure or use of such customer information by PCC and its employees.

ARTICLE 7: REPRESENTATIONS AND WARRANTIES

7.1 Pilot and WAP hereby represents, warrants and covenants to PCC the following:

         (A) Pilot is a duly organized corporation, validly existing and in good standing under the laws of the State of Minnesota. Pilot has all necessary corporate power to carry on its business as it is presently being conducted. See EXHIBIT "G"

         (B) Pilot is the sole and exclusive owner of the Proprietary Technology and the inventor of the BookEndz.

         (C) Pilot has the power and full legal authority to sell and deliver the Purchased Assets to PCC in accordance with Article 2, free and clear of all liens, claims, charges, restrictions, equities and encumbrances. Upon delivery of the Purchased Assets to PCC, and delivery of the purchase price as more particularly set forth in Article 2, PCC will acquire indefeasible title to Purchased Assets, free and clear of all liens, claims, encumbrances, pledges, restrictions, equities and charges.

         (D) There are no known material claims, actions, suits or proceedings pending or threatened against Pilot, at law or in equity, relating to or affecting the sale of the Purchased Assets or the obligations of Pilot contemplated by this Agreement.

         (E) Pilot owns all legal rights, title and interest in and to the Patent and Trademark, and has the full legal authority to grant and assign the rights and licenses specified herein.

         (F) The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby in accordance with the terms hereof, will not violate or conflict with the certificate or articles of incorporation or bylaws of Pilot.

         (G) Seller shall pay any brokerage fee applicable to this Agreement and transaction.

         (H) This Agreement, the transactions contemplated hereunder and all instruments and documents to be delivered hereunder have been duly authorized by all necessary or appropriate corporate actions.


7.2 PCC represents, warrants and covenants to Pilot the following:

         (A) PCC is a duly organized corporation, validly existing and in good standing under the laws of the State of Minnesota.

         (B) PCC has the requisite power to execute, deliver and perform this Agreement and all agreements, instruments or other documents executed and delivered or to be executed and delivered by it pursuant to this Agreement, and has taken all action required by law, its articles of organization, operating agreement or otherwise, to authorize the execution, delivery and performance of this Agreement and such related documents. The execution and delivery of this Agreement and the agreements, instruments and other documents related hereto executed and delivered, or to be executed and delivered, pursuant to this Agreement, do not, and the consummation of the transaction is contemplated hereby and thereby will not, violate any provision of the articles of organization or operating agreement of PCC or any agreement, instrument, order, judgment or decree to which PCC is a party or by which it is bound, nor violate any restrictions of any kind to which it is subject.

         (C) There are no claims for brokerage commission or finder's fees in connection with the transactions contemplated by this Agreement resulting from any action taken by PCC or its members, managers, employees or agents.

         (D) PCC agrees to use its reasonable good faith efforts to advance the manufacturing, marketing and sale of the PCC BookEndz Products during the License Term.

ARTICLE 8:  LIMITATION OF LIABILITY

The parties to this agreement agree that under all circumstances and notwithstanding anything to the contrary in this agreement, in no event shall either party be liable to the other party for indirect, incidential, consequential or special damages arising out of this agreement.

ARTICLE 9: NOTICES

9.1 Any formal notice required or permitted under this Agreement shall be deemed sufficiently given if said notice is personally delivered, sent by registered or certified mail (return receipt requested) or delivered by a nationally recognized overnight delivery service (Federal Express, Airborne, United Parcel Service) to the party to whom said notice is to be given. Notices delivered in person shall be deemed to be served effective as of the date the notice is delivered or sent, as applicable. Notices sent by registered or certified mail (return receipt requested) shall be deemed to be served seventy-two (72) hours after the date said notice is postmarked to the addressee, postage prepaid. Notices sent by overnight courier shall be effective when signed for by a representative of the receiving party.

Until changed by written notice given by one party to the other, the addresses and facsimile numbers of the parties shall be as follows:

Pilot:                                                PCC:
------                                                ----
Pilot Technologies, Inc.                              Photo Control Corporation.
Attn: William A. Pederson                             Attn: Jack R. Helmen
11012 Jackson Drive                                   4800 Quebec Ave. North
Eden Prairie, MN 55347                                Minneapolis, MN 55428
Fax: (612) 828-6806                                   Fax: (612) 537-2852

ARTICLE 10: MISCELLANEOUS

10.1 Commencement Date. This Agreement shall become a legal and binding contract upon signature of same by both parties.

10.2 Governing Law. This Agreement shall be governed by the laws of the State of Minnesota as effective and in force on the date of this Agreement.

10.3 Waiver. The failure of either party to insist upon the strict performance of any of the terms or conditions of this Agreement or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.

10.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

10.5 Assignment. Neither party hereto shall have the right to assign this Agreement without the prior written consent of the other, provided that Pilot shall have the right to assign the payment of the License Fees to a third person without the prior written consent of PCC, and PCC shall have the right to assign this Agreement to a subsidiary, affiliate or successor in interest of PCC. All rights and obligations of this Agreement shall be binding upon and inure to the benefit of the parties and any of their successors or assigns.

10.6 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity and enforceability of each other provision of this Agreement.

10.7 Construction. The parties acknowledge that each party and its counsel have had the opportunity to review and negotiate the terms and conditions of this Agreement, and that the normal rule of construction to the effect that any ambiguities are to be construed against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

10.8 Headings. The descriptive headings used herein are for the convenience of the parties only and shall not be used in the construction of this Agreement.

10.9 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to their relationship. There are no verbal understandings, agreements, representations or warranties between the parties which are not expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties, both written and oral.

10.10 Tax consequences Tax consequences on a sale or purchase vary substantially, based on personal individual circumstances. If the Buyer or Seller have questions concerning their tax situation they should seek competent legal advice from their accountant or attorney.

10.11 Nondisclosure and Confidentiality Pilot, WAP and PCC recognize and agree that they each have certain confidential business and proprietary information and trade secrets, including, without limitation, customer lists and records, information concerning employee relations, selling, marketing and distribution techniques, methods, processes and programs of PCC and Pilot, which information and trade secrets are used by each in its business affairs to obtain a competitive advantage. PCC, WAP and Pilot further recognize that the protection of such confidential information and trade secrets against unauthorized disclosure and use is of critical importance to each in maintaining their affairs and competitive position. Accordingly, PCC, WAP and Pilot agree that they will not, at any time prior to the signing of this Agreement or thereafter, directly or indirectly make any independent use of, publish or disclose to any person or organization, any of the confidential business and proprietary information and trade secrets of the other, except for the purposes of this Agreement or to the extent required by law. Upon the written request of either Pilot, WAP or PCC, the other party will promptly return to the requesting party any such confidential information solely owned by the requesting party. The obligations of this Article 10.11 shall not apply to information which (i) is now, or hereafter becomes, generally known or available to the public through no act or failure to act on the part of the receiving party; (ii) was known by the receiving party before receiving such information from the disclosing party; (iii) is hereafter rightfully obtained by the receiving party from a third party, without breach of any obligation to the disclosing party; or (iv) is independently developed by the receiving party without the use of or reference to confidential information of the disclosing party. Further, Pilot and WAP acknowledge and agree that PCC, as a public company traded on Nasdaq, has certain public reporting requirements pursuant to securites law and regulations, requirements of Nasdaq, and financial accounting standareds, and Pilot and WAP hereby consent to disclosure of such information, including confidential information of Pilot and WAP, as reasonably deemed necessary in the opinion of PCC's counsel.

10.12 Acceptance of Inventory and Tooling PCC acknowledges it accepts all inventory and tooling "as is", without regard to the specific application of any item to future BookEndz products.

IN WITNESS WHEREOF, Pilot and PCC have caused this Agreement to be executed in originals in Minneapolis, Minnesota as of the day and year first above written.


PHOTO CONTROL CORPORATION                  PILOT TECHNOLOGIES, INC.


By:  /s/ Jack R. Helmen                    By:  /s/ William A. Pederson
     ------------------                         --------------------------------
     Jack R. Helmen, CEO                        William A. Pederson, Pres. & CEO
          ("PCC")                                        ("Pilot ")



                                                /s/  William A. Pederson
                                                --------------------------------
                                                William A. Pederson, Shareholder
                                                         ("WAP")

EXHIBIT "A"


PURCHASED ASSETS
----------------


MOLDS FOR BOOKENDZ MODELS
All Mold sets

CARTON DIES FOR CURRENT BOOKENDZ MODELS
Original Set
International

METAL PART DIES FOR
BOOKENDZ CURRENT MODELS
Security Plate
FireWire Bracket

INVENTORY
Assembled units
Committed Parts Orders for future shipments

INTELLECTUAL PROPERTY
Patent 5,186,646
Trademark #1,798,548
Pilot Historical Account List/Purchase
History

TEST COMPUTERS FOR BOOKENDZ CURRENT MODELS
1999 Lombard G3 with AppleCare
2000 Pismo G3 with AppleCare

OTHER TEST EQUIPMENT
15" NEC Monitor
Amplified Speaker Set
USB Mouse
SCSI Zip Drive
Cables
FireWire Drive

SUPPORT MATERIALS
Advertising templates
Manual documents
Web site pages

SOFTWARE/HARDWARE
Barcode Software
FileMaker for 2 Mac workstations
Fetch 3.03 for web file transfer
Claris HomePage 3 for web page
PageMaker 5 for advertising

OPERATIONAL SYSTEMS
Operator            Mac //SI with
Work Station        Mon/Kbd/Mouse/Enet

File Server &       Mac//FX with
Network Test        Mon/Kbd/Mouse/Enet
Source
                    FM 3 Server Software
                    Pilot Templates
                    Battery Backup
                    SCSI Zip Drive for Data Backup

Printer
LW2 NTX             with Cartridge and Enet Interface

Networking
8 port 10/100
base T hub

Projection TV
for
client/show
presentations

EXHIBIT "B"


INVENTORY, AND TOOLING
----------------------


MOLDS FOR BOOKENDZ MODELS
All Mold sets

CARTON DIES FOR CURRENT BOOKENDZ MODELS
Original Set
International

METAL PART DIES FOR
BOOKENDZ CURRENT MODELS
Security Plate
FireWire Bracket

INVENTORY
Assembled units
Committed Parts Orders for future
shipments

TEST COMPUTERS FOR BOOKENDZ
CURRENT MODELS
1999 Lombard G3 with AppleCare
2000 Pismo G3 with AppleCare

OTHER TEST EQUIPMENT
15" NEC Monitor
Amplified Speaker Set
USB Mouse
SCSI Zip Drive
Cables
FireWire Drive

SUPPORT MATERIALS
Advertising templates
Manual documents
Web site pages

SOFTWARE/HARDWARE
Barcode Software
FileMaker Application for 2 Mac workstations
Fetch 3.03 for web file transfer
Claris HomePage 3 for web page
PageMaker 5 for advertising

OPERATIONAL SYSTEMS
Operator        Mac //SI with
Work Station    Mon/Kbd/Mouse/Enet

File Server &   Mac //FX with
Network Test    Mon/Kbd/Mouse/Enet
Source
                FM 3 Server Software
                Pilot Templates
                Battery Backup
                SCSI Zip Drive for Data Backup

Printer
LW2 NTX         with Cartridge and Enet Interface

Networking
8 port 10/100
base T hub

Projection TV
for
client/show
presentations

EXHIBIT "C"


BILL OF SALE - INVENTORY AND TOOLING
------------------------------------


KNOW ALL MEN BY THESE PRESENTS:

That the undersigned, Pilot Technologies, Inc. ("Pilot") for One Hundred and Five Thousand Dollars ($105,000.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, sells, transfers, assigns and conveys to Photo Control Corporation, any and all of Pilot's rights, title and interest to the Inventory and Tooling , as those terms are defined in the October 19, 2000 Purchase and License Agreement between the parties, free and clear of all liens, claims, encumbrances, pledges, restrictions, equities and charges.

DATED this 19th day of October, 2000.

PILOT TECHNOLOGIES, INC.


By: /s/ William A. Pederson
    -----------------------------
    William A. Pederson, President
              ("Pilot")

EXHIBIT "D"


ITEMS INCLUDED IN TRAINING AND ORIENTATION
------------------------------------------


Training and orientation will begin within 5 business days of the date of closing. PCC will make its staff available during normal business hours on or before that date and the training and orientation activities listed below will end not more than 30 days from that date.

The following items are included in the training and orientation services provided by Pilot and WAP:

         1. A maximum of 56 hours of time for all activities which are listed below. Additional time will be billed at $145/hour. Pilot will provide periodic updates of activities and time spent via email to designated PC management.

         2. One introductory trip to Encor Technologies, Eau Claire, WI with designated PCC Staff member(s) to meet Encor staff, see how molds are currently designed and how plastic components are currently produced. Pilot will provide ground transportation to and from Eau Claire.

         3. One introductory trip to Eagan Technical Services, Mendota Hts, MN with designated PCC Staff member(s) to meet ETS staff, see how BookEndz units are currently assembled, tested, and packaged.

         4. Setup of BookEndz testing station at PCC and orientation of designated PCC staff members on current testing procedures.

         5. Orientation of designated PCC staff for current incoming product inspection.

         6. Meet with PCC purchasing to discuss BookEndz component Vendor relations and component lead times, pricing, etc.

         7. Meet with PCC technical staff members on physical, mechanical, electrical and Macintosh operating system issues directly related to BookEndz.

         8. Meet with PC Sales Team on issues related to use of BookEndz, BookEndz sales screening, provide a list of pre-sales and post sales questions, and introduce PC web page features and PCC web support.

         9. Meet with PC Accounting personnel relative to how Pilot has established terms with accounts.

         10. Meet with PC Marketing/Advertising personnel relative to current ad materials, existing and future ad placement, future trade shows, and advertising options.

         11. Set up a 2 workstation Macintosh network, hardware and software (listed in EXHIBIT A) for access to Pilot's historical data.

         12. Work with PCC staff to identify necessary changes to Pilot's web pages for use on the PCC web site.

         13. Meet with designated PC management as requested by PC or Pilot Technologies, Inc. for progress updates and notice of completion of Training and Orientation.


The following items are not included in the training and orientation services provided by Pilot Technologies, Inc. on each of the new projects:

         1. Expenses or travel not specifically mentioned in the list above.

EXHIBIT "E"


ASSIGNMENT OF PATENT
--------------------


WHEREAS, Pilot Technologies, Inc., a corporation of the State of Minnesota having is principal place of business at 11012 Jackson Drive, Eden Prairie, Minnesota 55347, is the sole and exclusive owner, by assignment, of the following letters patent (the "Patent"):

UNITED STATES LETTERS PATENT
----------------------------

NUMBER            DATE OF ISSUE         TITLE                INVENTORS
--------------------------------------------------------------------------------
5,186,646         February 16, 1993     Connector Device     William A. Pederson
                                        for Computers

WHEREAS, Photo Control Corporation, a corporation of the State of Minnesota, having its principal place of business at 4800 Quebec Ave. North, Minneapolis, MN 55428 is desirous of acquiring the entire right, title and interest in, to and under the said letters patent, and the inventions covered thereby:

NOW, THEREFORE, in consideration of the sum of One Dollar to it in hand paid by Photo Control Corporation, and other good and valuable consideration, the receipt of which is hereby acknowledged, Pilot Technologies, Inc. has sold, assigned, transferred and set over, and does hereby sell, assign, transfer and set over to Photo Control Corporation all rights, title and interest in and to the Patent, for its own use and benefit, and for the use and benefit of its heirs, successors, assigns or other legal representatives, to the end of the term or terms for which said letters patent are or may be granted or reissued and fully and entirely as the same would have been held and enjoyed by Pilot Technologies, Inc. if this assignment and sale had not been made; together with all claims for damages by reason of past infringement of said letters patent, with the right to sue for, and collect the same for his own use and benefit, and for the use and benefit of its successors, assigns or other legal representatives.

And Pilot Technologies, Inc. hereby authorizes and request the Commissioner of Patents to issue and record any and all letters patent of the United States and any continuation, divisional and reissue on said inventions or resulting from said applications or any division or divisions thereof to Photo Control Corporation, as assignee of the entire interest.

IN WITNESS WHEREOF, Pilot Technologies, Inc. has caused this instrument of assignment to be executed in its behalf by its duly authorized officer on this ____th day of __________, 20___.

PILOT TECHNOLOGIES, INC.

By: ______________________________
    William A. Pederson, President


STATE OF _____________________   )
                                 )  ss.
COUNTY OF ____________________   )

On this ____th day of ____________, 20__, before me appeared William A. Pederson, to me personally known, who, being by me duly sworn, did say that he is President of Pilot Technologies, Inc., and that the said instrument was signed on behalf of the said corporation by authority of its Board of Directors; and the said William A. Pederson acknowledged the said instrument to be the free act and deed of the said corporation.

-------------------------------
Notary Public

My Appointment Expires: ________________

EXHIBIT "F"


ASSIGNMENT OF TRADEMARK
-----------------------


WHEREAS, Pilot Technologies, Inc., a Minnesota corporation, having its principal offices at 11012 Jackson Drive, Eden Prairie, Minnesota 55347, has adopted, used and is using, and is the owner of the following trademark now registered in the United States Patent and Trademark Office:

Service Mark                 Registration No.               Date of Registration
--------------------------------------------------------------------------------
BookEndz(R)                  1,798,548                      October 12, 1993

WHEREAS, Photo Control Corporation, a corporation of the State of Minnesota, having its principal place of business at 4800 Quebec Ave. North, Minneapolis, MN 55428, is desirous of acquiring the trademark:

NOW, THEREFORE, for good and valuable consideration, receipt of which is acknowledged, Pilot Technologies, Inc. hereby sells, conveys, assigns and transfers to Photo Control Corporation, all right, title and interest in and to the trademark, together with all the goodwill of the business symbolized by said trademark and registrations thereof, free and clear of any conditional sales contract, charge, lien or encumbrance. Pilot Technologies, Inc. shall execute all necessary documents to effectively complete such transfers.

PILOT TECHNOLOGIES, INC.

By:   ______________________________
      William A. Pederson, President

Date: ______________________________



STATE OF _____________________   )
                                 )  ss.
COUNTY OF ____________________   )


On this ____th day of ____________, 20__, before me appeared William A. Pederson, to me personally known, who, being by me duly sworn, did say that he is President of Pilot Technologies, Inc., and that the said instrument was signed on behalf of the said corporation by authority of its Board of Directors; and the said William A. Pederson acknowledged the said instrument to be the free act and deed of the said corporation.

-------------------------------
Notary Public

My Appointment Expires: ________________

EXHIBIT "G"


CORPORATE ACTION BY CONSENT OF THE
----------------------------------
BOARD OF DIRECTORS AND SHAREHOLDERS
-----------------------------------
OF PILOT TECHNOLOGIES, INC.
---------------------------


As permitted by law, the undersigned Shareholders, being all of the Shareholders of the above corporation, unanimously adopt the following corporate action(s) without a meeting.

I. AUTHORIZATION OF CORPORATE ACTION. The officers and directors are authorized to take all actions and to sign all documents reasonably needed to:


         Sell the Product Family "BookEndz", including all assets related to the Product Family, US Patent 5,186,646, and the Trademark No. 1,798,548, "BookEndz".




/s/ William A. Pederson
-----------------------
William A. Pederson
Shareholder

10-19-2000
-----------------------
Date


/s/ Elaine M. Pederson
-----------------------
Elaine M. Pederson
Shareholder

10-19-2000
-----------------------
Date